UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 29, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2021, Sun Communities, Inc. (the “Company”) and its operating subsidiary, Sun Communities Operating Limited Partnership, entered into new employment agreements (collectively, the “Employment Agreements”) with each of Gary A. Shiffman, the Company’s Chief Executive Officer; John B. McLaren, the Company’s President and Chief Operating Officer; and Karen J. Dearing, the Corporation’s Chief Financial Officer (each, an “Executive Officer”). The Employment Agreements supersede the previous employment agreements between the Company and each Executive Officer. The initial term of each Executive Officer’s Employment Agreement is for five years and is automatically renewable for successive one-year terms unless either party timely terminates the agreement.

The annual base salaries of Mr. Shiffman, Mr. McLaren and Ms. Dearing under the Employment Agreements are $900,000; $650,000; and $600,000, respectively. In addition to their base salaries, the Company may pay each Executive Officer an annual bonus in an amount determined by the Compensation Committee of the Company’s Board of Directors, based on individual goals and objectives for the Executive Officer, the Company's performance or other relevant criteria.

The non-competition clauses of each Executive Officer’s Employment Agreement generally preclude him or her from engaging, directly or indirectly, in the same business as the Company, including the development, ownership, leasing, management, financing, or sales of manufactured housing communities, recreational vehicle resorts, manufactured homes or marinas anywhere in the continental U.S. or Canada during his or her employment and for a period of up to 24 months thereafter; provided, however, that if the Executive Officer is terminated without cause, as defined in his or her Employment Agreement, the non-competition period will be reduced to 12 months following termination of employment.

Each Employment Agreement provides that (a) if an Executive Officer is terminated without cause or resigns for good reason (each as defined in his or her Employment Agreement), he or she may continue to receive base salary payments for up to 18 months after termination of employment, and (b) if an Executive Officer dies or becomes disabled, he or she may continue to receive base salary payments for up to 24 months after termination of employment.

If there is a change of control (as defined in the Employment Agreements) of the Company and either: (i) the Company terminates an Executive Officer’s employment without cause within two years after the date of the change of control, (ii) an Executive Officer terminates his or her employment for good reason within 24 months after the date of the change of control, or (iii) the form of the change of control transaction is a sale of all or substantially all of the Company’s assets and the Company or its successor does not expressly assume an Executive Officer’s Employment Agreement, then the Company is obligated to pay such Executive Officer an amount equal to 2.99 times his or her then current base salary, and all of his or her stock options or other stock based compensation will become fully vested and immediately exercisable.

The foregoing description of the Employment Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and the terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Description
10.1*    Employment Agreement dated March 29, 2021 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Gary A. Shiffman

10.2*    Employment Agreement dated March 29, 2021 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and John B. McLaren

10.3*    Employment Agreement dated March 29, 2021 among Sun Communities, Inc., Sun Communities Operating Limited Partnership and Karen J. Dearing

*    Management contract or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: March 31, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer